Loan No. 1005936

PROMISSORY NOTE

(Multiple LIBOR Options)

$50,000,000.00

November 15, 2011

FOR VALUE RECEIVED, the undersigned INLAND REAL ESTATE CORPORATION, a Maryland corporation ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender"), at the Minneapolis Loan Center, 733 Marquette Avenue, 10th Floor, Minneapolis, Minnesota 55402, or at such other place as may be designated in writing by Lender, the principal sum of Fifty Million and NO/100ths Dollars ($50,000,000.00) or so much thereof as may from time to time be owing hereunder, with interest thereon, per annum, at one or more of the Effective Rates (as hereinafter defined) calculated in accordance with the terms and provisions of the Fixed Rate Agreement attached hereto as Exhibit A and a Fixed Rate Notice described on Exhibit B attached hereto (based on a 360-day year and charged on the basis of actual days elapsed).  All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds without offset, deduction or counterclaim of any kind.

Interest accrued on this promissory note ("Note") shall be due and payable on the first (1st) Business Day (as defined in Exhibit A) of each month commencing with the first (1st) month after the date of this Note.

In no event shall the interest rate on the outstanding principal balance of this Note be less than 3.50% per annum based on a 360 day year and charged on the basis of actual days elapsed ("Interest Rate Floor").  Notwithstanding the foregoing, if Borrower and Lender now or hereafter enter into an interest rate swap transaction in connection with this Note, THEN, for the duration of such interest rate swap transaction, the Interest Rate Floor shall not apply to so much of the principal balance of this Note as is equal to the notional amount of such interest rate swap transaction.

The outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable in full on November 15, 2018.  Principal amounts outstanding hereunder, upon which repayment obligations exist and interest accrues, shall be determined by the records of Lender, which shall be deemed to be conclusive in the absence of clear and convincing evidence to the contrary presented by Borrower.

If any interest or principal payment required hereunder is not received by Lender (whether by direct debit or otherwise) on or before the fifteenth (15th) calendar day of the month (regardless of whether the fifteenth (15th) day falls on a Saturday, Sunday or legal holiday) in which it becomes due, Borrower shall pay, at Lender's option, a late or collection charge equal to four percent (4%) of the amount of such unpaid payment ("Late Charge").

Except as provided for below, Borrower may not prepay this Note, in whole or part, prior to the three year anniversary date of the date of this Note ("Prepayment Lockout Expiration Date").  On or after the Prepayment Lockout Expiration Date, provided no Default has occurred under the Loan Documents and is continuing, Borrower may prepay this Note, whether voluntary, mandatory, upon acceleration or otherwise, in its entirety or in part upon prior written notice to Lender as specified below and payment to Lender of the following prepayment premium ("Prepayment Premium").

If the prepayment occurs during the fourth (4th) year of the term of the Loan (as defined in that certain Unsecured Loan Agreement dated of even date herewith, executed by Borrower and Lender (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement")), the Prepayment Premium shall be 2% of the entire principal amount being prepaid; and

If the prepayment occurs during the fifth (5th) year of the term of the Loan, the Prepayment Premium shall be 1% of the entire principal amount being prepaid.

If the prepayment occurs during the sixth (6th) year of the term of the Loan or thereafter, there shall be no Prepayment Premium.

As a condition to any prepayment, Borrower must give prior written notice to Lender not less than five (5) days prior to the scheduled payment date upon which the prepayment shall be made.  Each Prepayment Premium shall be in addition to all other amounts otherwise due and owing: (i) under the Loan Documents (including, without limitation, any Fixed Rate Price Adjustment (as defined in Exhibit A) which may be due for the early termination of a LIBO Rate fixing) and/or (ii) under any derivative contract(s) (including any early termination charges on an interest rate swap) associated with the Loan.  In addition to all such amounts, at the time of making any prepayment, Borrower shall pay all interest accrued on the principal amount being prepaid.

Borrower acknowledges that any prepayment of the Loan shall cause Lender to lose its interest rate yield on the Loan and may cause Lender to have to reinvest the prepaid amount in loans with a lesser yield (including, without limitation, possibly in debt obligations other than first mortgage loans on commercial properties). As a consequence, Borrower understands and agrees that the foregoing terms and conditions of prepayment are an integral part of the consideration for Lender making the Loan.

If a Default (as defined the Loan Agreement) exists; THEN Lender may, at its sole option, declare all sums owing under this Note immediately due and payable; provided, however, that if any document related to this Note provides for automatic acceleration of payment of sums owing hereunder, all sums owing hereunder shall be automatically due and payable in accordance with the terms of that document.

From and after the Maturity Date, or such earlier date on which a Default exists under the Loan Agreement or under any other Loan Document (as defined in Exhibit A), then at the option of Lender, all sums owing on this Note shall bear interest at a rate per annum equal to two percent (2%) in excess of the interest rate otherwise accruing under this Note ("Default Rate").

If any attorney is engaged by Lender to enforce or defend any provision of this Note or any of the other Loan Documents, or as a consequence of any Default, with or without the filing of any legal action or proceeding, then Borrower shall pay to Lender immediately upon demand all reasonable attorneys' fees and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys' fees and costs had been added to the principal.

No previous waiver and no failure or delay by Lender in acting with respect to the terms of this Note, any of the other Loan Documents shall constitute a waiver of any breach, default, or failure of condition under this Note, any of the other Loan Documents or the obligations evidenced thereby.  A waiver of any term of this Note, any of the other Loan Documents, or of any of the obligations evidenced thereby must be made in writing and shall be limited to the express written terms of such waiver.  In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

If this Note is executed by more than one person or entity as Borrower, the obligations of each such person or entity shall be joint and several.  No person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder. Borrower waives: presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses or losses and interest thereon; notice of late charges; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

Time is of the essence with respect to every provision hereof.  This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois (including, without limitation, 735 ILCS Section 105/5-1 et seq., but otherwise without regard to conflict of laws provisions), except to the extent preempted by federal laws, and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any federal or state court within the State of Illinois having proper venue and also consent to service of process by any means authorized by Illinois or federal law.

Borrower recognizes that its default in making any payment as provided herein or in any other Loan Document as agreed to be paid when due, or the occurrence of any other Default hereunder or under any other Loan Document, will require Lender to incur additional expense in servicing and administering the Loan, in loss to Lender of the use of the money due and in frustration to Lender in meeting its other financial and loan commitments and that the damages caused thereby would be extremely difficult and impractical to ascertain.  Borrower agrees (a) that an amount equal to the Late Charge plus the accrual of interest at the Default Rate is a reasonable estimate of the damage to Lender in the event of a late payment, and (b) that the accrual of interest at the Default Rate following any other Default, plus any Fixed Rate Price Adjustment (as defined in Exhibit A), is a reasonable estimate of the damage to Lender in the event of such other Default, regardless of whether there has been an acceleration of the loan evidenced hereby.  Nothing in this Note shall be construed as an obligation on the part of Lender to accept, at any time, less than the full amount then due hereunder, or as a waiver or limitation of Lender’s right to compel prompt performance.

All notices or other communications required or permitted to be given pursuant to this Note shall be given to Borrower or Lender at the address and in the manner provided for in the Loan Agreement, except as otherwise provided herein.

The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

BORROWER AND, BY ITS ACCEPTANCE HEREOF, LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS NOTE OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION HEREOF OR THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE (AS NOW OR HEREAFTER MODIFIED), ANY OF THE OTHER LOAN DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER AND, BY ITS ACCEPTANCE HEREOF, LENDER HEREBY AGREE AND CONSENT THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

[SIGNATURE PAGE TO FOLLOW]

P:\CLIENT\WELLS\Inland Unsecured Facility\Promissory Note v3 (EXECUTION COPY).doc

Loan No. 1005936

All exhibits, schedules or other items attached hereto are incorporated into this Note by such attachment for all purposes.

“BORROWER”

INLAND REAL ESTATE CORPORATION,

a Maryland corporation

By:

________________________________________

Name:

________________________________________

Title:

________________________________________

S-1

(Signature Page to Promissory Note)

EXHIBIT A

Loan No. 1005936

FIXED RATE AGREEMENT

Exhibit A to Promissory Note ("Note"), dated November 15, 2011, made by INLAND REAL ESTATE CORPORATION, a Maryland corporation, as Borrower, to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender.

Borrower has requested and Lender has agreed to provide the option to fix the rate of interest for specified periods on specified portions of the outstanding principal balance as a basis for calculating the Effective Rate on such portions of the principal amounts owing under this Note.  Borrower understands:  (i) the process of exercising the fixed rate option as provided herein; (ii) that amounts owing under this Note may bear interest at different rates and for different time periods; and (iii) that absent the terms and conditions hereof, it would be extremely difficult to calculate Lender's additional costs, expenses, and damages in the event of a Default or prepayment by Borrower hereunder.  Given the above, Borrower agrees that the provisions herein (including, without limitation, the Fixed Rate Price Adjustment defined below) provide for a reasonable and fair method for Lender to recover its additional costs, expenses and damages in the event of a Default or prepayment by Borrower.

1.

RATES AND TERMS DEFINED.  Various rates and terms not otherwise defined herein are defined and described as follows:

"Administration Fee" shall be FIVE HUNDRED AND NO/100THS DOLLARS ($500.00) for each Fixed Rate Period and fixed rate option.

"Applicable LIBO Rate" is the rate of interest, rounded upward to the nearest whole multiple of one-hundredth of one percent (.01%), equal to the sum of: (a) THREE PERCENT (3.00%) plus (b) the LIBO Rate, which rate is divided by one (1.00) minus the Reserve Percentage:

Applicable LIBO Rate = 3.00%	+	LIBO Rate
(1 - Reserve Percentage)

"Business Day" is a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Lender are open to the public for carrying on substantially all of Lender's business functions.

“Default” has the meaning assigned thereto in the Loan Agreement.

"Default Rate" is a rate of interest per annum two percent (2%) in excess of the applicable Effective Rate in effect from time to time.

"Effective Rate" is the rate of interest calculated in accordance with Section 2 herein.

"Federal Funds Rate" is, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Lender from three (3) Federal Funds brokers of recognized standing selected by Lender.

"Fixed Rate" is the Applicable LIBO Rate as accepted by Borrower as an Effective Rate for a particular Fixed Rate Period and Fixed Rate Portion.

"Fixed Rate Commencement Date" means the date upon which the Fixed Rate Period commences.

"Fixed Rate Notice" is a written notice in the form shown on Exhibit B attached to this Note which requests a Fixed Rate for a particular Fixed Rate Period and Fixed Rate Portion and acknowledges the Administration Fee.

"Fixed Rate Period" is the period or periods of (a) one (1), three (3) or six (6) months; or (b) any other shorter period which ends at the Maturity Date (as defined in the Loan Agreement), which periods are selected by Borrower and confirmed in the Fixed Rate Notice; provided that no Fixed Rate Period shall extend beyond the Maturity Date and any Fixed Rate Notice electing a Fixed Rate Period that would extend beyond the Maturity Date shall be deemed to be a nullity and of no force or effect.

"Fixed Rate Portion" is the portion or portions of the principal balance of this Note which Borrower selects to have subject to a Fixed Rate, each of which is an amount: (a) equal to all or a portion of the unpaid principal balance of this Note not subject to a Fixed Rate; and (b) is not less than ONE MILLION AND NO/100THS DOLLARS ($1,000,000) and is an even multiple of ONE HUNDRED THOUSAND AND NO/100THS DOLLARS ($100,000).  In the event Borrower is subject to a principal amortization schedule under the terms and conditions of the Loan Documents, the Fixed Rate Portion shall in no event exceed the maximum outstanding principal balance which will be permissible on the last day of the Fixed Rate Period selected.

"Interest Rate Floor" means 3.50% per annum based on a 360-day year and charged on the basis of actual days elapsed.

"LIBO Rate" is, for any Fixed Rate Portion, the rate of interest, rounded upward to the nearest whole multiple of one-sixteenth of one percent (.0625%), quoted by Lender as the London Inter-Bank Offered Rate for deposits in U.S. Dollars at approximately 11:00 a.m. (Central time), for a Fixed Rate Commencement Date or a Price Adjustment Date, as appropriate, for purposes of calculating effective rates of interest for loans or obligations making reference thereto for an amount approximately equal to a Fixed Rate Portion and for a period of time approximately equal to a Fixed Rate Period or the time remaining in a Fixed Rate Period after a Price Adjustment Date, as appropriate.

“Loan” has the meaning assigned thereto in the Loan Agreement.

"Loan Agreement" is that certain Unsecured Loan Agreement dated of even date herewith, between Borrower and Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Loan Documents" are the documents defined as such in the Loan Agreement.

"One-Month LIBO Rate" is the rate of interest, rounded upward to the nearest whole multiple of one-hundredth of one percent (.01%), equal to the sum of: (a) THREE PERCENT (3.00%), plus (b) the rate of interest, rounded upward to the nearest whole multiple of one-sixteenth of one percent (.0625%), that is quoted by Lender from time to time as the London InterBank Offered Rate for deposits in U.S. Dollars, at approximately 11:00 a.m. (Central time), for a period of one (1) month ("One-Month Rate"), which rate is divided by one (1.00) minus the Reserve Percentage.

One-Month LIBO Rate = 3.00%	+	One-Month Rate
(1 – Reserve Percentage)

"Regulatory Costs" are, collectively, future, supplemental, emergency or other changes in Reserve Percentages, assessment rates imposed by the FDIC, or similar requirements or costs imposed by any domestic or foreign governmental authority and related in any manner to a Fixed Rate.

"Replacement Rate" is, for any day, a fluctuating rate of interest equal to THREE PERCENT (3.00%), plus the Federal Funds Rate plus one and one-half percent (1.50%).

"Reserve Percentage" is at any time the percentage announced within Lender as the reserve percentage under Regulation D for loans and obligations making reference to the One-Month LIBO Rate, reset daily, or to an Applicable LIBO Rate for a Fixed Rate Period or time remaining in a Fixed Rate Period on a Price Adjustment Date, as appropriate.  The Reserve Percentage shall be based on Regulation D or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities as defined in Regulation D from related institutions as though Lender were in a net borrowing position, as promulgated by the Board of Governors of the Federal Reserve System, or its successor.

"Taxes" are, collectively, all withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to a Fixed Rate.

2.

EFFECTIVE RATE.  The Effective Rate upon which interest shall be calculated for this Note shall be one or more of the following:

2.1

Provided no Default exists under the Loan Agreement or under any of the other Loan Documents:

(a)

For those portions of the principal balance of this Note which are not Fixed Rate Portions, the Effective Rate shall be the One-Month LIBO Rate determined by Lender, reset daily.

(b)

For those portions of the principal balance of this Note which are Fixed Rate Portions, the Effective Rate thereof shall be the Fixed Rate accepted by Borrower for the Fixed Rate Period selected by Borrower with respect to each Fixed Rate Portion and set in accordance with the provisions hereof.

(c)

If any of the transactions necessary for the calculation of interest at any Fixed Rate requested or selected by Borrower or at the One-Month LIBO Rate determined by Lender, reset daily, should be or become prohibited or unavailable to Lender, or, if in Lender's good faith judgment, it is not possible or practical for Lender to set a Fixed Rate for a Fixed Rate Portion and Fixed Rate Period as requested or selected by Borrower or to set a One-Month LIBO Rate on a daily basis, the Effective Rate for the principal balance of this Note subject to such unavailable interest rate shall be replaced by a floating rate of interest equal to the Replacement Rate.

2.2

From and after the Maturity Date, or such earlier date on which a Default exists under the Loan Agreement or any other Loan Document, THEN at the option of Lender, all sums owing on this Note shall bear interest at a rate per annum equal to the Default Rate.

2.3

Notwithstanding anything to the contrary set forth in the Note or this Fixed Rate Agreement, in no event shall the interest rate on the outstanding principal balance of the Note be less than the Interest Rate Floor.  Notwithstanding the foregoing, if Borrower and Lender now or hereafter enter into an interest rate swap transaction in connection with the Note, THEN, for the duration of such interest rate swap transaction, the Interest Rate Floor shall not apply to so much of the principal balance of the Note as is equal to the notional amount of such interest rate swap transaction.

3.

SELECTION OF FIXED RATE.  Provided no Default exists under the Loan Documents, or would exist with passage of time or notice or both, Borrower, at its option and upon satisfaction of the conditions set forth herein, may request a Fixed Rate as the Effective Rate for calculating interest on the portion of the unpaid principal balance and for the period selected in accordance with and subject to the following procedures and conditions:

3.1

Borrower shall deliver to the Minneapolis Loan Center, 733 Marquette Avenue, 10th Floor, Minneapolis, Minnesota 55402, with a copy to: Real Estate Banking Group,123 N. Wacker Drive, Suite 1900, Chicago, Illinois  60606, Attention: Gail L. Duran, or such other addresses as Lender shall designate, an original or facsimile Fixed Rate Notice no later than 11:00 A.M. (Central time) for each Fixed Rate Portion.  Any Fixed Rate Notice pursuant to this Section 3 is irrevocable.

Lender is authorized to rely upon the telephonic request and acceptance of Brett Brown or Mark Zalatoris as Borrower's duly authorized agents, or such additional authorized agents as Borrower shall designate in writing to Lender.  Borrower's telephonic notices, requests and acceptances shall be directed to such officers of Lender as Lender may from time to time designate.

3.2

Borrower may, with a timely and complying Fixed Rate Notice, elect (A) to convert all or a portion of the principal balance of this Note which is accruing interest at the One-Month LIBO Rate determined by Lender, reset daily, to a Fixed Rate Portion, or (B) to convert a matured Fixed Rate Portion into a new Fixed Rate Portion, provided, however, that the aggregate amount of the advance being converted into or continued as a Fixed Rate Portion shall, in the aggregate, be not less than ONE MILLION AND NO/100THS DOLLARS ($1,000,000) and shall be an even multiple of ONE HUNDRED THOUSAND AND NO/100THS DOLLARS ($100,000).  The conversion of a matured Fixed Rate Portion back to the One-Month LIBO Rate determined by Lender, reset daily, or to a new Fixed Rate Portion shall occur on the last Business Day of the Fixed Rate Period relating to such Fixed Rate Portion.  Each Fixed Rate Notice shall specify (1) the amount of the Fixed Rate Portion, (2) the Fixed Rate Period, and (3) the Fixed Rate Commencement Date.

3.3

Upon receipt of a Fixed Rate Notice in the proper form requesting a Fixed Rate for a Fixed Rate Portion advance under Sections 3.1 and 3.2 above, Lender shall determine the Fixed Rate applicable to the Fixed Rate Period for such Fixed Rate Portion. Each determination by Lender of the Fixed Rate shall be conclusive and binding upon the parties hereto in the absence of manifest error. Lender shall deliver to Borrower (by facsimile) an acknowledgment of receipt and confirmation of the Fixed Rate Notice; provided, however, that failure to provide such acknowledgment of receipt and confirmation of the Fixed Rate Notice to Borrower shall not affect the validity of such rate.

3.4

If Borrower does not make a timely election to convert all or a portion of a matured Fixed Rate Portion into a new Fixed Rate Portion in accordance with Section 3.2 above, such Fixed Rate Portion shall automatically begin to accrue interest at the One-Month LIBO Rate determined by Lender, reset daily, upon the expiration of the Fixed Rate Period applicable to such Fixed Rate Portion.

4.

ADMINISTRATION FEE.  Upon Borrower's acceptance of a Fixed Rate, Borrower shall pay to Lender an Administration Fee for each selected Fixed Rate Portion.

5.

FIXED RATE NOTICE.  Borrower's selection of a Fixed Rate shall be delivered to Lender in the form of the Fixed Rate Notice shown on Exhibit B attached to this Note.  Lender shall confirm Borrower’s request made pursuant to such Fixed Rate Notice.  Lender's failure to confirm Borrower’s request made pursuant to the Fixed Rate Notice shall not release Borrower from Borrower's obligation to pay interest at the Effective Rate pursuant to the terms hereof.

6.

LIMITATIONS ON RIGHT TO FIX RATE.  Borrower shall not have the right to request or accept a new Fixed Rate quotation if five (5) Fixed Rate Portions are then subject to a Fixed Rate.

7.

TAXES, REGULATORY COSTS AND RESERVE PERCENTAGES.  Upon Lender's demand, Borrower shall pay to Lender, in addition to all other amounts which may be, or become, due and payable under this Note and the other Loan Documents, any and all Taxes and Regulatory Costs, to the extent they are not internalized by calculation of an Effective Rate.  Further, at Lender's option, the Effective Rate shall be automatically adjusted by adjusting the Reserve Percentage, as determined by Lender in its prudent banking judgment, from the date of imposition (or subsequent date selected by Lender) of any such Regulatory Costs.  Lender shall give Borrower notice of any Taxes and Regulatory Costs as soon as practicable after their occurrence, but Borrower shall be liable for any Taxes and Regulatory Costs regardless of whether or when notice is so given.

8.

FIXED RATE PRICE ADJUSTMENT.  Borrower acknowledges that prepayment or acceleration of a Fixed Rate Portion during a Fixed Rate Period shall result in Lender's incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, on the date a Fixed Rate Portion is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise ("Price Adjustment Date"), Borrower will pay Lender (in addition to all other sums then owing to Lender) an amount ("Fixed Rate Price Adjustment") equal to the then present value of (a) the amount of interest that would have accrued on the Fixed Rate Portion for the remainder of the Fixed Rate Period at the Fixed Rate set on the Fixed Rate Commencement Date, less (b) the amount of interest that would accrue on the same Fixed Rate Portion for the same period if the Fixed Rate were set on the Price Adjustment Date at the Applicable LIBO Rate in effect on the Price Adjustment Date.  The present value shall be calculated by using as a discount rate the LIBO Rate quoted on the Price Adjustment Date.

By initialing this provision where indicated below, Borrower confirms that Lender's agreement to make the loan evidenced by this Note at the interest rates and on the other terms set forth herein and in the other Loan Documents, constitutes adequate and valuable consideration, given individual weight by Borrower, for this agreement.

BORROWER'S INITIALS:   ____________

9.

PURCHASE, SALE AND MATCHING OF FUNDS.  Borrower understands, agrees and acknowledges the following: (a) Lender has no obligation to purchase, sell and/or match funds in connection with the use of a LIBO Rate as a basis for calculating an Effective Rate or Fixed Rate Price Adjustment; (b) a LIBO Rate is used merely as a reference in determining an Effective Rate and Fixed Rate Price Adjustment; and (c) Borrower has accepted a LIBO Rate as a reasonable and fair basis for calculating an Effective Rate and a Fixed Rate Price Adjustment.  Borrower further agrees to pay the Fixed Rate Price Adjustment, Taxes and Regulatory Costs, if any, whether or not Lender elects to purchase, sell and/or match funds.

10.

MISCELLANEOUS.  As used in this Exhibit, the plural shall mean the singular and the singular shall mean the plural as the context requires.

[SIGNATURE PAGE TO FOLLOW]

P:\CLIENT\WELLS\Inland Unsecured Facility\Promissory Note v2 (111111).doc

WFRE01FR  (Rev 3/31/09)

EXHIBIT A

Loan No. 1005936

This Agreement is executed under seal concurrently with and as part of the Note referred to and described first above.

“BORROWER”

INLAND REAL ESTATE CORPORATION,

a Maryland corporation

By:

________________________________________

Name:

________________________________________

Title:

________________________________________

Page S-A-1

(Signature Page to Fixed Rate Agreement)

EXHIBIT B

FIXED RATE NOTICE

Loan No. LOAN NO.

TODAY’S DATE:		LOAN MATURITY DATE:	November 15, 2018
TO:	WELLS FARGO BANK, N.A. DISBURSEMENT AND OPERATIONS CENTER FAX # (310) 615-1014 or (310) 615-1016 ATTENTION: RATE OPTION DESK	LOAN ADMINISTRATOR:	Gail L. Duran
		RELATIONSHIP MANAGER:	Marla S. Bergrin

BORROWER INTEREST RATE OPTION REQUEST

Rate Quote Line (888) 293-2362 x: 472   Use One Form Per Transaction

LOAN #:	1005936	BORROWER NAME:	INLAND REAL ESTATE CORPORATION

RATE SET DATE:	FIXED RATE COMMENCEMENT DATE:	(1350)
FIXED RATE PERIOD (TERM):	(i.e. 1, 3, 6 months, etc. as allowed per Note)

INDEX:	LIBO	RATE:	%	+	3.00%	=	#'s%	(1350)
		Quote			Spread		Applicable Rate

FIXED RATE PORTION EXPIRING ON:	$

1.	AMOUNT ROLLING OVER	$	FROM OBLGN#:

2.	ADD: AMT TRANSFERRED FROM ONE-MONTH LIBO RATE, RESET DAILY, PORTION	$	FROM OBLGN#:		TO OBLGN# :
				(5522)		(5020)
3.	ADD: AMT TRANSFERRED FROM OTHER FIXED RATE PORTION	$	FROM OBLGN#:		TO OBLGN# :
				(5522)		(5020)
	ADD: AMT TRANSFERRED FROM OTHER FIXED RATE PORTION	$	FROM OBLGN#:		TO OBLGN# :
				(5522)		(5020)
4.	LESS: AMT TRANSFERRED TO ONE-MONTH LIBO RATE, RESET DAILY, PORTION	$	FROM OBLGN#:		TO OBLGN# :
				(5522)		(5020)
	TOTAL FIXED RATE PORTION:	$

ADMINISTRATION FEE DUE:		$500.00
CHARGE FEES TO DDA#:		YES, charge DDA		DDA#:
		NO, to be remitted		PLEASE REMIT FEE TO: Minneapolis Loan Center 733 Marquette Avenue, 10th Floor Minneapolis, MN 55402

Borrower confirms, represents and warrants to Lender, (a) that this selection of a Fixed Rate is subject to the terms and conditions of the Note, Fixed Rate Agreement and Loan Documents (as applicable), and (b) that terms, words and phrases used but not defined in this Notice have the meanings attributed thereto in the Note, Fixed Rate Agreement and Loan Documents (as applicable), and (c) that no breach, failure of condition, or Default has occurred or exists, or would exist after notice or passage of time or both, under the Note or the Loan Documents.

REQUESTED BY (as allowed per documents):	TELEPHONE #:	( )
PRINT NAME:	FAX #:	( )

Page S-A-2

(Signature Page to Fixed Rate Agreement)